UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2015
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2015, LifeVantage Corporation (“LifeVantage” or the “Company”) announced that Darren Jensen has been appointed as the Company’s President and Chief Executive Officer effective May 18, 2015. A copy of the Company’s press release announcing this event is attached as Exhibit 99.1 and incorporated herein by reference.

Prior to joining LifeVantage, Mr. Jensen, 45, served as President-Americas from June 2014 to the present and as Chief Sales Officer from September 2012 to June 2014 at Jeunesse Global, a personal care and nutrition direct selling company. Prior to Jeunesse, from August 2011 to June 2012, Mr. Jensen served as Chief Sales Officer at Ampegy, a direct selling company focused on the energy industry. Prior to Ampegy, from 2005 to 2010, Mr. Jensen served as Executive Vice President and Corporate General Manager at Agel Enterprises, a nutritional supplements direct selling company.
On April 26, 2015, the Company entered into an employment agreement with Mr. Jensen. The employment agreement will be effective as of his employment start date, which is expected to be May 18, 2015, and will expire on the 90th day following the close of the first fiscal year in which the Company’s net revenue exceeds $500 million, unless earlier terminated in accordance with the terms of the employment agreement or extended by mutual agreement of the parties.

Mr. Jensen’s initial annual base salary will be $550,000. Mr. Jensen’s target bonus percentage will be 82% of his annual base salary and his maximum bonus percentage will be 150% of his annual base salary. On his employment start date, we will pay Mr. Jensen a signing bonus in the amount of $451,000, which will be subject to forfeiture in full to the Company if, during his first year of employment, his employment with the Company is either terminated for cause or if he voluntarily terminates his employment other than for good reason. For the Company’s fiscal year ending June 30, 2016 (“FY 2016”), Mr. Jensen’s signing bonus will replace his at-target bonus and he will be eligible to receive an additional bonus award under the Company’s annual incentive plan only to the extent that performance under the annual incentive plan exceeds the relevant “Target” performance objectives. In such event, he will be eligible to receive an additional bonus award under the annual incentive plan only for performance in excess of “Target” performance objectives in an amount greater than 82% of his annual base salary and equal to or less than 150% of his annual base salary, minus $451,000.

On his employment start date, Mr. Jensen will be awarded a restricted stock award under the Company’s 2010 Long-Term Incentive Plan (the “Plan”) for 1,000,000 shares of the Company’s common stock (the “Common Stock”). The restricted stock award will vest in full on the third anniversary of his employment start date, subject to his continued employment through such date.

Subject to approval of the Company’s Board of Directors, on or about January 2016 and when granted to other Company executive officers, Mr. Jensen will be eligible to receive performance-based restricted stock units (“RSUs”) under the Plan for the calendar 2016 - calendar 2019 performance cycle. The at-target number of RSUs will cover 125,000 shares of Common Stock per calendar year, for a total of 375,000 shares of Common Stock over three calendar years. Vesting of the RSUs will be determined based upon total shareholder return metrics unique to each vesting year based on total shareholder return determined on an absolute and relative basis over each year of the three-year performance period. The percentage of RSUs that can become vested for each one-year performance period ranges from 0% to 200% of the at-target number of RSUs, based upon achievement of total shareholder return metrics.

Beginning with FY 2016 and ending at the end of the fiscal year during which the Company first achieves annual net revenue of at least $500 million, Mr. Jensen will be eligible to earn the following additional amounts:

•
An annual incentive payment for incremental annual revenue from sales of Protandim over prior year revenue for such product in an amount equal to 3% of the positive difference between total net revenue from sales of Protandim for the most recently completed fiscal year and Baseline Revenue (as defined below); and

•
An annual incentive payment for incremental annual revenue from sales of TrueScience Skin Care Regimen products over prior year revenue for such products in an amount equal to 2% of the positive difference between total net revenue from sales of TrueScience Skin Care Regimen for the most recently completed fiscal year and Baseline Revenue.

Under Mr. Jensen’s employment agreement, “Baseline Revenue” is defined as net revenue derived from sales of each of Protandim and TrueScience Skin Care Regimen for the Company’s most recently completed fiscal year. If the Company’s overall gross profit margin for a completed fiscal year falls below the overall gross profit margin for the prior fiscal year, then the annual incentive payments described above relating to such fiscal year shall be reduced by twenty-five percent (25%) for each ten percent (10%) reduction in overall gross profit margin (with straight line interpolation applied to any decline in overall gross margin of other than ten percent (10%)).

Beginning with the Company’s fiscal year ending June 30, 2017 and ending at the end of the fiscal year during which the Company first achieves annual net revenue of at least $500 million, Mr. Jensen will be eligible to earn the following additional amounts:

•	a one-time cash bonus of $300,000 when the Company’s annual net revenue exceeds $300 million;

•	a one-time cash bonus of $400,000 when the Company’s annual net revenue exceeds $400 million; and

•	a one-time cash bonus of $500,000 when the Company’s annual net revenue exceeds $500 million (each of $300 million, $400 million and $500 million, a “Revenue Milestone”).

If two (or more) annual Revenue Milestones are first achieved during a single fiscal year, Mr. Jensen will be paid the sum of the bonus amounts that relate to each Revenue Milestone achieved during such year. If, following achievement of a Revenue Milestone, the Company’s annual revenue for a subsequent fiscal year is less than the previously achieved Revenue Milestone, the next Revenue Milestone is voided and no bonus will be paid for achievement of such next Revenue Milestone.

The Company has also agreed to pay Mr. Jensen’s expenses to relocate his household and family from the Orlando, Florida area to the Salt Lake City, Utah area. In addition, the Company will offer to manage the sale of Mr. Jensen’s home in Orlando, Florida via participation in the SIRVA RiskGuard AVX program; provided, that if Mr. Jensen rejects the SIRVA offer to purchase his home, then the Company shall instead pay to Mr. Jensen a lump-sum relocation housing benefit in an after-tax amount of $75,000 and Mr. Jensen shall be solely responsible for selling his home and for all related costs and risk.

While the employment agreement remains in effect, the Company will also pay up to $20,000 annually to cover costs incurred by Mr. Jensen for professional assistance with respect to personal financial and tax planning and compliance.

If Mr. Jensen’ employment is terminated without cause or if Mr. Jensen resigns for good reason, Mr. Jensen will be entitled to severance payments equal to six months of his annual base salary; provided, that if the termination without cause or resignation for good reason occurs within 12 months following a change in control of the Company, then the severance payments shall be equal to 12 months of his annual base salary.

The foregoing description of Mr. Jensen’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Darren Jensen and LifeVantage Corporation dated April 26, 2015*
99.1	Press release issued by the Company on April 29, 2015 announcing appointment of new Chief Executive Officer
*	Management contract or compensatory plan or arrangement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 29, 2015	LIFEVANTAGE CORPORATION By: /s/ Rob Cutler Name: Rob Cutler Title: General Counsel